UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2013

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2013, Urban Outfitters, Inc. (the “Company”) issued an earnings release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The earnings release disclosed material non-public information regarding the Company’s earnings for the three and twelve months ended January 31, 2013.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Company announced that Freeman M. Zausner, age 65, Chief Operating Officer, will retire effective June 30, 2013. Upon the retirement of Mr. Zausner, his duties and responsibilities are expected to be assumed by Calvin Hollinger, the Company’s current Chief Information and Logistics Officer, who will become Chief Administrative Officer, and by existing executive officers.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Earnings Release dated March 11, 2013 – Operating results for the three and twelve months ended January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	URBAN OUTFITTERS, INC.

	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Release dated March 11, 2013 – Operating results for the three and twelve months ended January 31, 2013.